Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264299

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 26, 2022)

Clene Inc.

725,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 17,626 Shares of Common Stock

We are offering (i) 725,000 shares of our common stock, par value $0.0001 per share (the “Registered Shares”), at an offering price of $4.713 per share, and (ii) pre-funded warrants to purchase up to 17,626 shares of our common stock (the “Registered Pre-Funded Warrants”) directly to an accredited and institutional investor (the “Accredited Investor”) pursuant to this prospectus supplement, the accompanying base prospectus and a securities purchase agreement dated September 30, 2024 (the “RD Purchase Agreement”). The Registered Pre-Funded Warrants have an offering price of $4.713 minus $0.001 per Registered Pre-Funded Warrant, have an exercise price of $0.001 per share of common stock and are exercisable immediately upon issuance. This offering also relates to the shares of common stock issuable upon the exercise of the Registered Pre-Funded Warrants (the “Registered Pre-Funded Warrant Shares”). In a concurrent private placement we are also selling unregistered warrants to purchase up to 742,626 shares of our common stock (the “Restricted Warrants”) to the Accredited Investor. The Restricted Warrants have an exercise price of $4.82 per share of common stock, are exercisable immediately upon issuance and expire five (5) years from the issuance date. The Restricted Warrants will be issued separately from the shares of common stock sold in this offering but can only be purchased together with the shares of common stock sold in this offering.

Additionally, in a separate concurrent private placement priced at market under Nasdaq rules, certain of our existing stockholders (the “Current Investors”) will be purchasing (i) 257,111 shares of our common stock (the “Restricted Shares”) at a price of $4.713 per share, (ii) pre-funded warrants to purchase up to 424,358 shares of our common stock (the “Restricted Pre-Funded Warrants”) on substantially the same terms as the Registered Pre-Funded Warrants being purchased by the Accredited Investor in the offering and (iii) Restricted Warrants to purchase up to 681,469 shares of our common stock on substantially the same terms as the Accredited Investor participating in the offering, pursuant to a securities purchase agreement dated September 30, 2024.

Additionally, in a separate concurrent private placement priced at market under Nasdaq rules, certain of our directors and executive officers (the “Affiliate Investors”) will be purchasing (i) 122,819 Restricted Shares at a price of $4.75 per share, which is equal to the consolidated closing bid price immediately preceding the time we entered into the securities purchase agreement with the Affiliate Investors, and (ii) Restricted Warrants to purchase up to 122,819 shares of our common stock at a price of $0.125 per Restricted Warrant, on substantially the same terms as the Accredited Investor participating in the offering, pursuant to a securities purchase agreement dated September 30, 2024.

The Restricted Shares being sold to the Current Investors and Affiliate Investors, the Restricted Pre-Funded Warrants being sold to the Current Investors, and the Restricted Warrants being sold to the Accredited Investors, Current Investors and Affiliate Investors, along with the shares of our common stock issuable upon the exercise of the Restricted Pre-Funded Warrants (the “Restricted Pre-Funded Warrant Shares”) and Restricted Warrants (the “Restricted Warrant Shares”), are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) promulgated thereunder, and they are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying base prospectus.

Our common stock and public warrants are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “CLNN” and “CLNNW,” respectively. On September 27, 2024, the last reported sale price of our common stock and public warrants on Nasdaq was $4.82 and $0.0321, respectively.

There is no established public trading market for the Registered Pre-Funded Warrants, Restricted Pre-Funded Warrants or Restricted Warrants (collectively, the “Warrants”), and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $30.3 million based on 6,857,170 shares of common stock outstanding, of which approximately 4,502,961 are held by non-affiliates, and a per share price of $6.74 based upon the closing sale price of our common stock on Nasdaq on September 13, 2024, which is within 60 days of the date of this prospectus supplement. During the prior 12-calendar month period that ends on and includes the date of this prospectus supplement (excluding this offering), we have sold approximately $2.1 million of securities pursuant to General Instruction I.B.6 of Form S-3. Upon any sale of shares of common stock under this prospectus supplement, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3, so long as our public float remains below $75.0 million.

We have retained Canaccord Genuity LLC (“Canaccord”) to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount and has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying base prospectus. We have agreed to pay the Placement Agent certain fees set forth in the table below, which assumes that we sell all of the securities we are offering pursuant to this prospectus supplement and the accompanying base prospectus. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See “Risk Factors” section beginning on page S-10 and in the documents incorporated by reference herein.

We are a “smaller reporting company,” as that term is defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements and may elect to do so in future filings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$4.713	$3,500,000
Placement Agent fees(1)	$0.290	$210,000
Proceeds to us, before expenses(2)	$4.423	$3,290,000

(1)	Consists of a cash fee of 6.00% of the aggregate gross proceeds of from the sale of our securities in the offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for additional information regarding the compensation to be paid to the Placement Agent.
(2)	The amount of the offering proceeds presented in this table does not include the proceeds from our concurrent private placements or give effect to any exercise of the Restricted Pre-Funded Warrants or Restricted Warrants being issued in the concurrent private placements.

Delivery of the shares of common stock and pre-funded warrants is expected to be made on or about October 1, 2024.

Canaccord Genuity

The date of this prospectus supplement is September 30, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a Registration Statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. By using a shelf registration statement, we may offer and sell securities having an aggregate offering price of up to $175,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

This prospectus supplement provides you with a description of the offering. You should read this prospectus supplement together with the additional information to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information,” and together with the information incorporated by reference as described in the section of this prospectus supplement entitled “Information Incorporated By Reference.”

We provide information to you about this offering in two separate documents that are bound together: (i) this prospectus supplement, which describes the specific details regarding this offering; and (ii) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference in this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information incorporated by reference or set forth in this prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus supplement outside of the United States.

We urge you to read carefully this prospectus supplement, together with information incorporated by reference herein, before deciding whether to invest in the securities being offered.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein or therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein or therein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the other documents we have filed with the SEC that are incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. Certain statements in this prospectus supplement may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement may include, for example, statements about:

●	our future financial performance, including our ability to continue as a going concern;

●	our plans and strategies to raise additional funding;

●	the clinical results of our drug candidates;

●	the likelihood of commercial success for our drug candidates;

●	our plans and strategies to obtain and maintain regulatory approvals of our drug candidates;

●	the size and growth potential of the markets for our drug candidates, and our ability to serve those markets, either alone or in combination with others;

●	changes in the market for our drug candidates;

●	expansion plans and opportunities; and

●	other factors detailed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

These forward-looking statements represent our views as of the date of this prospectus supplement and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our substantial dependence on the successful commercialization of our drug candidates, if approved, in the future;

●	our inability to maintain the listing of our common stock on Nasdaq;

●	our significant net losses and net operating cash outflows;

●	our ability to demonstrate the efficacy and safety of our drug candidates;

●	the clinical results for our drug candidates, which may not support further development or marketing approval;

●	actions of regulatory agencies, which may affect the initiation, timing, and progress of clinical trials and marketing approval;

●	our ability to achieve commercial success for our drug candidates, if approved;

●	our ability to obtain and maintain protection of intellectual property for our technology and drug candidates;

●	our reliance on third parties to conduct drug development, manufacturing, and other services;

●	our limited operating history and our ability to obtain additional funding for operations and to complete the licensing or development and commercialization of our drug candidates;

●	the impact of epidemics, pandemics, and the ongoing conflicts between Ukraine and Russia and Israel and Palestine on our clinical development, commercial, and other operations;

●	changes in applicable laws or regulations;

●	the effects of inflation;

●	the effects of staffing and materials shortages;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements.

MARKET AND INDUSTRY DATA

We obtained the industry and market data used throughout this prospectus supplement from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys, and studies by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus supplement is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus supplement, the accompanying base prospectus, and the information incorporated herein and therein by reference. Unless the context otherwise requires, references to “we,” “us,” “our,” “the Company,” “Clene,” and similar designations are intended to mean the business and operations of Clene Inc. and its consolidated subsidiaries.

Overview

We are a clinical-stage pharmaceutical company pioneering the discovery, development, and commercialization of novel clean-surfaced nanotechnology (“CSN®”) therapeutics. CSN® therapeutics are comprised of atoms of transition elements that, when assembled in nanocrystal form, possess unusually high, unique catalytic activities not present in those same elements in bulk form. These catalytic activities drive, support, and maintain beneficial metabolic and energetic cellular reactions within diseased, stressed, and damaged cells.

Our patent-protected, proprietary position affords us the potential to develop a broad and deep pipeline of novel CSN therapeutics to address a range of diseases with high impact on human health. We innovated an electro-crystal-chemistry drug development platform that draws from advances in nanotechnology, plasma and quantum physics, material science, and biochemistry. Our platform process results in nanocrystals with faceted structures and surfaces that are free of the chemical surface modifications that accompany other production methods. Many traditional methods of nanoparticle synthesis involve the unavoidable deposition of potentially toxic organic residues and stabilizing surfactants on the particle surfaces. Synthesizing stable nanocrystals that are both nontoxic and highly catalytic has overcome this significant hurdle in harnessing transition metal catalytic activity for therapeutic use. Our clean-surfaced nanocrystals exhibit catalytic activities many-fold higher than multiple other commercially available nanoparticles, produced using various techniques, that we have comparatively evaluated.

We have multiple drug assets currently in development and/or clinical trials for applications primarily in neurology. Our development and clinical efforts are currently focused on addressing the high unmet medical needs in central nervous system disorders including amyotrophic lateral sclerosis (“ALS”), multiple sclerosis (“MS”), and Parkinson’s disease (“PD”). We currently have no drugs approved for commercial sale and have not generated any revenue from drug sales. We have never been profitable and have incurred operating losses in each year since inception. We generate revenue from sales of dietary supplements through our wholly owned subsidiary, dOrbital, Inc., or through an exclusive license with 4Life Research LLC (“4Life”), an international supplier of health supplements, stockholder, and related party. We anticipate these revenues to be small compared to our operating expenses and to the revenue we expect to generate from potential future sales of our drug candidates, for which we are currently conducting clinical trials.

Recent Developments of Our Clinical Programs

Amyotrophic Lateral Sclerosis

On September 16, 2024, we announced that we will meet in-person with the U.S. Food and Drug Administration (“FDA”) before the end of November 2024 to discuss CNM-Au8 development for ALS. The meeting will include the FDA’s Director of the Office on New Drugs, the Director of the Office of Neuroscience, and the Division of Neurology 1 (“DN1”) review team, as well as recognized key opinion leaders in ALS, biostatistics, and biomarkers. By way of background, days prior to DN1 granting the in-person meeting, DN1 communicated that our briefing package for CNM-Au8 was not supportive of an NDA submission under the accelerated approval pathway. However, after further dialogue, the FDA agreed to meet in person to re-evaluate our submission under the accelerated approval pathway.

We are also planning the design of an international Phase 3 trial of CNM-Au8 30 mg, RESTORE-ALS, with expert ALS clinical advisors and expect to initiate the trial in the second quarter of 2025, contingent upon funding. We plan to work closely with regulatory health authorities from the FDA, European Medicines Agency, ALS experts, and patient representatives to determine the proper path to support potential approval.

The chart below reflects the growing body of evidence for CSN therapeutics from our completed and ongoing clinical programs.

Going Concern

We incurred a loss from operations of $7.4 million and $10.3 million for the three months ended June 30, 2024 and 2023, respectively; and $16.6 million and $21.1 million for the  2024 and 2023, respectively. Our accumulated deficit was $260.6 million and $242.7 million as of June 30, 2024 and December 31, 2023, respectively. Our cash, cash equivalents, and marketable securities totaled $21.7 million and $35.0 million as of June 30, 2024 and December 31, 2023, respectively, and net cash used in operating activities was $13.4 million and $16.2 million for the  2024 and 2023, respectively.

We have incurred significant losses and negative cash flows from operations since our inception. We have not generated significant revenues since our inception, and we do not anticipate generating significant revenues unless we successfully complete development and obtain regulatory approval for commercialization of a drug candidate. We expect to incur additional losses in the future, particularly as we advance the development of our clinical-stage drug candidates, continue research and development of our preclinical drug candidates, and initiate additional clinical trials of, and seek regulatory approval for, these and other future drug candidates. We expect that within the next twelve months, we will not have sufficient cash and other resources on hand to sustain our current operations or meet our obligations as they become due unless we obtain additional financing. Additionally, pursuant to our term loan with Avenue Venture Opportunities Fund, L.P. (“Avenue”), we are required to maintain unrestricted cash and cash equivalents of at least $5.0 million to avoid acceleration of the full balance of the loan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

To mitigate our funding needs, we plan to raise additional funding, including exploring equity financing and offerings, debt financing, licensing or collaboration arrangements with third parties, as well as utilizing our existing at-the-market facility and equity purchase agreement and potential proceeds from the exercise of outstanding warrants and stock options. These plans are subject to market conditions and reliance on third parties, and there is no assurance that effective implementation of our plans will result in the necessary funding to continue current operations. We have implemented cost-saving initiatives, including delaying and reducing certain research and development programs and commercialization efforts and elimination of certain staff positions. We have concluded that our plans do not alleviate the substantial doubt about our ability to continue as a going concern beyond one year from the date the condensed consolidated financial statements for the quarter ended June 30, 2024, were issued.

Our financial statements incorporated herein by reference have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As a result, our financial statements incorporated herein by reference do not include any adjustments relating to the recoverability and classification of assets and their carrying amounts, or the amounts and classification of liabilities that may result should we be unable to continue as a going concern.

Suspension of At-The-Market Program

Pursuant to the Equity Distribution Agreement dated April 14, 2022, as amended by Amendment No. 1 to Equity Distribution Agreement, dated December 19, 2022, by and between us and the Placement Agent (together, the “ATM Agreement”), the Placement Agent acts as sales agent pursuant to that certain “at-the-market offering.” On September 30, 2024, we notified the Placement Agent that we were suspending our use of the “at-the-market offering” and terminating the associated “at-the-market offering” sales agreement prospectus supplement (the “ATM Prospectus”). We will not make any sales of our common stock pursuant to the ATM Agreement, unless and until a new prospectus supplement is filed. Other than the termination of the ATM Prospectus, the ATM Agreement remains in full force and effect.

Smaller Reporting Company Status

We are a “smaller reporting company” because the market value of our stock held by non-affiliates was less than $250 million as of June 30, 2024. We may continue to be a smaller reporting company in any given year if either (i) the market value of our stock held by non-affiliates is less than $250 million as of June 30 in the most recently completed fiscal year or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of June 30 in the most recently completed fiscal year. As a smaller reporting company, we are eligible for and may take advantage of certain exemptions from various reporting requirements applicable to other public companies for as long as we continue to be a smaller reporting company, including (i) the choice of presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K, (ii) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Corporate History and Information

Clene Nanomedicine, Inc. (“Clene Nanomedicine”) became a public company on December 30, 2020 (the “Closing Date”) when it completed a reverse recapitalization (the “Reverse Recapitalization”) with Tottenham Acquisition I Limited (“Tottenham”), and with Tottenham’s wholly-owned subsidiary and our predecessor, Chelsea Worldwide Inc., and Creative Worldwide Inc., a wholly-owned subsidiary of Chelsea Worldwide Inc. On the Closing Date, Chelsea Worldwide Inc. changed its name to Clene Inc. and listed its shares of common stock, par value $0.0001 per share (“common stock”), on Nasdaq under the symbol “CLNN.”

We effected a 1-for-20 reverse stock split of our common stock beginning with the opening of trading on July 11, 2024 (the “Reverse Stock Split”). As a result, every 20 shares of our common stock issued and outstanding were automatically combined and converted into 1 validly issued, fully paid and non-assessable share. All outstanding stock options, warrants, rights to restricted stock awards, convertible debt, and contingent earn-out shares entitling their holders to purchase or receive shares of our common stock were adjusted as a result of the Reverse Stock Split, in accordance with the terms of each such security. In addition, the number of shares reserved for issuance pursuant to our Amended 2020 Stock Plan was also appropriately adjusted. All historical share and per share data for the periods presented in this prospectus supplement, including for periods ending prior to July 11, 2024, has been adjusted to reflect the 1-for-20 Reverse Stock Split.

The mailing address for our principal executive office is 6550 South Millrock Drive, Suite G50, Salt Lake City, Utah 84121, and our telephone number is (801) 676-9695. Our website address is https://clene.com. The information contained in or accessible from our website is not incorporated into this prospectus supplement, and you should not consider it part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Shares of common stock being offered by us	725,000 shares of our common stock at an offering price of $4.713 per share.

Shares of common stock to be outstanding immediately after this offering and the concurrent private placements

7,962,100 shares of our common stock assuming no exercise of any Registered Pre-Funded Warrants issued pursuant to this prospectus supplement, or Restricted Pre-Funded Warrants or Restricted Warrants issued in the concurrent private placements.

Registered Pre-Funded Warrants being offered by us	Registered Pre-Funded Warrants to purchase up to 17,626 shares of our common stock with an offering price of $4.713 minus $0.001 per Registered Pre-Funded Warrant. The Registered Pre-Funded Warrants have an exercise price of $0.001 per share of common stock and are exercisable immediately upon issuance. This offering also relates to the Registered Pre-Funded Warrant Shares issuable upon the exercise of the Registered Pre-Funded Warrants.

Concurrent private placements

In a concurrent private placement, we are also selling Restricted Warrants to purchase up to 742,626 shares of our common stock to the Accredited Investor. The Restricted Warrants have an exercise price of $4.82 per share of common stock, are exercisable immediately upon issuance and expire five (5) years from the issuance date. The Restricted Warrants will be issued separately from the shares of common stock sold in this offering but can only be purchased together with the shares of common stock sold in this offering.

Additionally, in a separate concurrent private placement priced at market under Nasdaq rules, the Current Investors will be purchasing (i) 257,111 Restricted Shares at a price of $4.713 per share, (ii) Restricted Pre-Funded Warrants to purchase up to 424,358 shares of our common stock on substantially the same terms as the Registered Pre-Funded Warrants being purchased by the Accredited Investor in the offering and (iii) Restricted Warrants to purchase up to 681,469 shares of our common stock on substantially the same terms as the Accredited Investor participating in the offering, pursuant to a securities purchase agreement dated September 30, 2024.

Additionally, in a separate concurrent private placement priced at market under Nasdaq rules, the Affiliate Investors will be purchasing (i) 122,819 Restricted Shares at a price of $4.75 per share, which is equal to the consolidated closing bid price immediately preceding the time we entered into the securities purchase agreement with the Affiliate Investors, and (ii) Restricted Warrants to purchase up to 122,819 shares of our common stock at a price of $0.125 per Restricted Warrant, on substantially the same terms as the Accredited Investor participating in the offering, pursuant to a securities purchase agreement dated September 30, 2024.

The Restricted Shares being sold to the Current Investors and Affiliate Investors, the Restricted Pre-Funded Warrants being sold to the Current Investors, and the Restricted Warrants being sold to the Accredited Investors, Current Investors and Affiliate Investors, along with the Restricted Pre-Funded Warrant Shares and Restricted Warrant Shares, are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder, and they are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying base prospectus. See “Concurrent Private Placement Transactions and Warrants” for additional information.

Use of proceeds

We expect to use the net proceeds from the offerings, if any, together with our existing cash, for expenses primarily related to general corporate purposes, including to fund the clinical development of our lead drug candidate, CNM-Au8, including the conduct of and continued access to CNM-Au8 in our on-going and planned clinical trials, including expanded access protocols; potential future commercialization efforts, and future regulatory activities including preparation of regulatory filings; and for additional early-stage research and development activities. See “Use of Proceeds” for additional information.

Risk factors

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should read carefully the information set forth in “Risk Factors” in this prospectus supplement and the accompanying base prospectus, together with other information included elsewhere in this prospectus supplement, or incorporated by reference into this prospectus supplement, for a discussion of factors that you should consider before deciding to invest in our securities.

Nasdaq Capital Market symbol

“CLNN”

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.

The number of shares of our common stock outstanding immediately after this offering is based on 6,857,170 shares of common stock outstanding as of September 27, 2024 and excludes the following:

●	1,898,699 shares of common stock issuable upon exercise of stock options outstanding as of September 27, 2024 with a weighted-average exercise price of $28.84 per share;

●	816,274 shares of common stock reserved as of September 27, 2024, for future grant under our 2020 Stock Plan;

●	5,271,604 shares of common stock issuable upon exercise of warrants outstanding as of September 27, 2024 with a weighted-average exercise price of $30.42 per share;

●	38,363 shares of common stock issuable upon vesting of rights to restricted stock awards and restricted stock units outstanding as of September 27, 2024;

●	329,628 shares of common stock issuable upon vesting of earn-out shares outstanding as of September 27, 2024;

●	up to 62,500 shares of common stock issuable upon conversion of our convertible notes payable outstanding as of September 27, 2024;

●	17,626 shares of common stock issuable upon exercise of the Registered Pre-Funded Warrants being issued to the Accredited Investor;

●	424,358 shares of common stock issuable upon exercise of the Restricted Pre-Funded Warrants being issued to the Current Investors in the concurrent private placement; and

●

shares of common stock issuable upon exercise of the Restricted Warrants being issued in the concurrent private placements, including 742,626 shares underlying Restricted Warrants being issued to the Accredited Investor, 681,469 shares underlying Restricted Warrants being issued to the Current Investors, and 122,819 shares underlying Restricted Warrants being issued to the Affiliate Investors.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants, vesting of restricted stock awards, restricted stock units, or earn-out shares, or conversion of convertible notes payable referred to above.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described below and under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, together with the information contained in this prospectus supplement, the accompanying base prospectus, and any other information that has been or will be incorporated herein or therein by reference. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations, and future prospects, in which event the market price of our common stock could decline, and you could lose part or all of your investment. The risk factors are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Securities and this Offering

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus supplement. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

The market for our common stock may not provide investors with adequate liquidity.

Our common stock is currently listed on Nasdaq. However, the trading market for our common stock may not be maintained and may not provide investors with adequate liquidity. The liquidity of the market for our common stock depends on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of our common stock, the market for similar securities and the interest of securities dealers in making a market in our common stock. We cannot predict the extent to which investor interest in our Company will maintain the trading market in our common stock, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling shares of our common stock.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock pursuant to this prospectus supplement and/or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Our management will have broad discretion over the use of the net proceeds, if any, we receive in this offering and may not apply the proceeds in ways that increase the value of your investment, which could cause the market price of our common stock to decline.

Our management will have broad discretion to use the net proceeds, if any, payable to us from this offering and you will be relying on the judgment of our management regarding the application of these net proceeds. Our management might not apply the net proceeds, if any, from this offering in ways that increase the value of your investment. Until we use the net proceeds, if any, payable to us from this offering, we plan to invest them, and these investments may not yield a favorable rate of return. If we do not invest or apply the net proceeds, if any, from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the market price of our common stock to decline.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share of our common stock. As a result, investors purchasing shares of our common stock in this offering will experience immediate dilution of $4.325 per share, representing the difference between the public offering price of $4.713 per share and our pro forma as adjusted net tangible book value per share as of June 30, 2024. To the extent outstanding options or warrants to purchase our common stock are exercised, you may experience further dilution. For more information on the dilution you may experience as a result of investing in this offering, see the section of this prospectus supplement entitled “Dilution.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share paid by investors in this offering.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may still need additional capital to finance our future plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt, or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, the holders of our outstanding the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition, and prospects.

We may not receive additional funds from the exercise of the Warrants sold in the concurrent private placements.

In certain limited circumstances, each warrant sold in the concurrent private placements may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of Warrants or if the Warrants are not exercised at all.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $3.3 million from the sale of our common stock and the Registered Pre-Funded Warrants to the Accredited Investor, after deducting Placement Agent fees and offering expenses payable by us. This estimate excludes the proceeds, if any, from the concurrent private placements and does not give effect to any exercise of the Registered Pre-Funded Warrants, Restricted Pre-Funded Warrants or the Restricted Warrants being issued in the concurrent private placements.

We expect to use the net proceeds from the offerings, if any, together with our existing cash, for expenses primarily related to general corporate purposes, including to fund the clinical development of our lead drug candidate, CNM-Au8, including the conduct of and continued access to CNM-Au8 in our on-going and planned clinical trials, including expanded access protocols; potential future commercialization efforts, and future regulatory activities including preparation of regulatory filings; and for additional early-stage research and development activities.

The expected use of net proceeds represents our intentions, based upon our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds. Due to uncertainties inherent in the drug development process, it is difficult to estimate the exact amounts of the net proceeds that will be used for any particular purpose. We may use our existing cash and the future payments, if any, generated from any future collaboration agreements to fund our operations, either of which may alter the amount of net proceeds used for a particular purpose. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of clinical trials, and the timing of regulatory submissions. Accordingly, we will have broad discretion in using these net proceeds.

We intend to invest the net proceeds we receive that are not used as described above in a variety of capital preservation investments, including investment-grade, interest-bearing instruments and certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

DESCRIPTION OF SECURITIES

Common Stock

The material terms of our common stock are described under the heading “Description of Capital Stock” in the accompanying base prospectus and in the “Description of Securities of the Registrant” included as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 13, 2024.

The transfer agent and registrar for our common stock is Equinity Trust Company, LLC. Our common stock is listed on the Nasdaq Capital Market under the symbol “CLNN.”

Registered Pre-Funded Warrants

The following summary of certain terms and provisions of the Registered Pre-Funded Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the Registered Pre-Funded Warrant, the form of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Duration and Exercise Price

Each Registered Pre-Funded Warrant offered hereby has an exercise price per share equal to $0.001 per share of common stock. The Registered Pre-Funded Warrants are exercisable immediately upon issuance and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Registered Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the offer and sale of the underlying shares under the Securities Act is effective and available for the issuance of the underlying shares, or an exemption from registration under the Securities Act is available for the issuance of the underlying shares, by payment in full in immediately available funds for the number of underlying shares purchased upon such exercise. Additionally, the holder may elect to exercise the Registered Pre-Funded Warrant through a “cashless exercise,” in which case the holder would receive upon such exercise the net number of underlying shares determined according to the formula set forth in the Registered Pre-Funded Warrant. No fractional shares will be issued in connection with the exercise of a Registered Pre-Funded Warrant. In lieu of fractional shares, the Company will, at its election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation

A holder will not have the right to exercise any portion of the Registered Pre-Funded Warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Registered Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Transferability

Subject to applicable laws, the Registered Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the Registered Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Registered Pre-Funded Warrants and generally including any merger or consolidation, or the sale, lease, license, assignment, transfer, or other conveyance or disposition of all or substantially all of our assets, or any purchase offer, tender offer or exchange offer whereby holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by holders of 50% or more of our outstanding common stock or voting power, or any reclassification, reorganization, recapitalization, spin-off, merger or other business combination whereby any person or group acquires 50% or more of our outstanding common stock or voting power, then holders of the Registered Pre-Funded Warrants will be entitled to receive upon any subsequent exercise of the Registered Pre-Funded Warrants, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the Registered Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Registered Pre-Funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Registered Pre-Funded Warrant.

DILUTION

If you invest in our securities in this offering, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock and/or Registered Pre-Funded Warrants, and the adjusted net tangible book value per share of our common stock immediately upon the consummation of this offering without giving effect to the concurrent private placements. Net tangible book value per share represents the book value of our tangible assets less the book value of our total liabilities divided by the number of shares of common stock then issued and outstanding.

Our historical net tangible book value (deficit) as of June 30, 2024 was $(0.5) million, or ($0.078) per share of our common stock. Our historical net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. Historical net tangible book value (deficit) per share represents historical net tangible book value (deficit) divided by 6,433,628 shares of our common stock outstanding as of June 30, 2024.

After giving effect to 725,000 shares of our common stock and 17,626 shares underlying the Registered Pre-Funded Warrants issued and sold in this offering at an offering price of $4.713 per share, and after deducting Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of June 30, 2024 would have been $2.8 million, or $0.388 per share. This represents an immediate increase in as adjusted net tangible book value (deficit) per share of $0.466 to existing stockholders and an immediate dilution of $4.325 in as adjusted net tangible book value (deficit) per share to investors purchasing our securities in this offering. Dilution per share to investors purchasing our securities in this offering is determined by subtracting as adjusted net tangible book value (deficit) per share after this offering from the public offering price per share paid by investors.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$4.713
Historical net tangible book value (deficit) per share	$(0.078)
Increase in historical net tangible book value per share attributable to this offering	$0.466
As adjusted net tangible book value (deficit) per share after this offering	$0.388
Dilution per share to investors participating in this offering		$4.325

The foregoing tables and calculations (other than the historical net tangible book value (deficit) calculations) are based on 6,433,628 shares of our common stock outstanding as of June 30, 2024, which excludes:

●	1,825,429 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2024 with a weighted-average exercise price of $29.71 per share;

●	795,744 shares of common stock reserved as of June 30, 2024, for future grant under our 2020 Stock Plan;

●	5,271,604 shares of common stock issuable upon exercise of warrants outstanding as of June 30, 2024 with a weighted-average exercise price of $30.42 per share;

●	38,363 shares of common stock issuable upon vesting of rights to restricted stock awards and restricted stock units outstanding as of June 30, 2024;

●	329,628 shares of common stock issuable upon vesting of earn-out shares outstanding as of June 30, 2024;

●	up to 62,500 shares of common stock issuable upon conversion of our convertible notes payable outstanding as of June 30, 2024;

●	257,111 Restricted Shares sold to the Current Investors and 122,819 Restricted Shares sold to the Affiliate Investors in the concurrent private placements;

●	424,358 shares of common stock issuable upon exercise of the Restricted Pre-Funded Warrants being issued to the Current Investors in the concurrent private placement; and

●

shares of common stock issuable upon exercise of the Restricted Warrants being issued in the concurrent private placements, including 742,626 shares underlying Restricted Warrants being issued to the Accredited Investor, 681,469 shares underlying Restricted Warrants being issued to the Current Investors, and 122,819 shares underlying Restricted Warrants being issued to the Affiliate Investors;

To the extent that stock options, warrants, restricted stock awards, restricted stock units, earn-out shares, or convertible notes payable outstanding as of June 30, 2024 are exercised, vested, or converted to shares of common stock at prices below the prices paid by investors participating in this offering, investors in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

Subject to the terms and conditions of a placement agency agreement, Canaccord Genuity LLC has agreed to act as our exclusive Placement Agent in connection with this offering of our securities pursuant to this prospectus supplement and the accompanying base prospectus. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying base prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the securities, but has agreed to use its commercially reasonable “best efforts” to arrange for the sale of all of the securities offered hereby. We will enter into the RD Purchase Agreement directly with the Accredited Investor and we will only sell securities offered hereby once the Accredited Investor has entered into the RD Purchase Agreement.

The Placement Agent  also acted as our placement agent in the concurrent private placements.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about October 1, 2024, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

The RD Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. Under the RD Purchase Agreement, subject to certain exceptions, we have agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents until the expiration of the Lock-Up Period, as defined below, (ii) file any registration statement or amendment or supplement thereto for a period of 60 days, or (iii) enter into any agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction, as defined in the RD Purchase Agreement, for a period of six (6) months following the offering closing date. Notwithstanding the foregoing, we may effect “at-the-market” sales from time to time, after the expiration of the Lock-Up Period, as defined below. Pursuant to the RD Purchase Agreement, we also agreed to indemnify the purchasers against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the RD Purchase Agreement.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares underlying the warrants sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Placement Agent Fees and Expenses

We have agreed to pay the Placement Agent a cash fee of 6.00% of the aggregate gross proceeds of from the sale of our securities in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering, including its reasonable fees and expenses of legal counsel up to $75,000.

The following table shows the offering price, Placement Agent fees and proceeds to us, before expenses, from the sale of our securities offered hereby.

	Per Share	Total
Offering price	$4.713	$3,500,000
Placement Agent fees(1)	$0.290	$210,000
Proceeds to us, before expenses(2)	$4.423	$3,290,000

(1)	Consists of a cash fee of 6.00% of the aggregate gross proceeds of from the sale of our securities in the offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.
(2)	The amount of the offering proceeds presented in this table does not include the proceeds from our concurrent private placements or give effect to any exercise of the Restricted Pre-Funded Warrants or Restricted Warrants being issued in the concurrent private placements.

Lock-Up Agreement

Pursuant to certain “lock-up” agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, without the prior written consent of the Placement Agent, for a period ending on the date that is the later to occur of (i) 45 days from the date of the placement agency agreement and (ii) the date on which the Company or the FDA publicly announces the outcome of a meeting to discuss the Company’s potential submission of a new drug application under the FDA’s accelerated approval pathway (the “Lock-Up Period”).

The Placement Agent may, in its sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, the Placement Agent will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

CONCURRENT PRIVATE PLACEMENT TRANSACTIONS AND WARRANTS

Concurrently with the sale of common stock and pre-funded warrants in this offering, we are also selling Restricted Warrants to purchase up to 742,626 shares of our common stock to the Accredited Investor pursuant to a securities purchase agreement dated September 30, 2024. The Restricted Warrants have an exercise price of $4.82 per share of common stock, are exercisable immediately upon issuance and expire five (5) years from the issuance date. The Restricted Warrants will be issued separately from the shares of common stock sold in this offering but can only be purchased together with the shares of common stock sold in this offering.

Additionally, in a separate concurrent private placement priced at market under Nasdaq rules, the Current Investors will be purchasing (i) 257,111 Restricted Shares at a price of $4.713 per share, (ii) Restricted Pre-Funded Warrants to purchase up to 424,358 shares of our common stock on substantially the same terms as the Registered Pre-Funded Warrants being purchased by the Accredited Investor in the offering and (iii) Restricted Warrants to purchase up to 681,469 shares of our common stock on substantially the same terms as the Accredited Investor participating in the offering, pursuant to a securities purchase agreement dated September 30, 2024.

Additionally, in a separate concurrent private placement priced at market under Nasdaq rules, the Affiliate Investors will be purchasing (i) 122,819 Restricted Shares at a price of $4.75 per share, which is equal to the consolidated closing bid price immediately preceding the time we entered into the securities purchase agreement with the Affiliate Investors, and (ii) Restricted Warrants to purchase up to 122,819 shares of our common stock at a price of $0.125 per Restricted Warrant, on substantially the same terms as the Accredited Investor participating in the offering, pursuant to a securities purchase agreement dated September 30, 2024.

The Restricted Shares being sold to the Current Investors and Affiliate Investors, the Restricted Pre-Funded Warrants being sold to the Current Investors, and the Restricted Warrants being sold to the Accredited Investors, Current Investors and Affiliate Investors, along with the Restricted Pre-Funded Warrant Shares and Restricted Warrant Shares, are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder, and they are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying base prospectus. Accordingly, the purchasers may only resell the Restricted Shares, Restricted Pre-Funded Warrants and Restricted Warrants, along with the Restricted Pre-Funded Warrant Shares and Restricted Warrant Shares, pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Under security purchase agreements governing the private placements (the “Private Purchase Agreements”), we have agreed to use commercially reasonable efforts to register the Restricted Shares, Restricted Pre-Funded Warrant Shares and Restricted Warrant Shares for resale with the SEC within 45 days of the date of the Private Purchase Agreements and to cause such registration statement to become effective within 90 days following the offering closing date.

The terms of the Restricted Warrants are summarized below. The terms of the Restricted Pre-Funded Warrants purchased by the Current Investors are substantially the same as the Registered Pre-Funded Warrants as summarized above under “Description of Securities.”

Restricted Warrants

The following summary of certain terms and provisions of the Restricted Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the Restricted Warrants, the form of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and the concurrent private placements and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Duration and Exercise Price

Each Restricted Warrant offered hereby has an exercise price per share equal to $4.82 per share of common stock. The Restricted Warrant are exercisable immediately upon issuance and expire five (5) years from the issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Restricted Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the offer and sale of the underlying shares under the Securities Act is effective and available for the issuance of the underlying shares, or an exemption from registration under the Securities Act is available for the issuance of the underlying shares, by payment in full in immediately available funds for the number of underlying shares purchased upon such exercise. After the initial exercise date, if there is no effective registration statement registering the underlying shares, or the prospectus contained therein is not available for the resale of such underlying shares, then the holders may exercise the Restricted Warrants by means of a “cashless exercise,” in which case the holder would receive upon such exercise the net number of underlying determined according to the formula set forth in the Restricted Warrant. No fractional shares will be issued in connection with the exercise of a Restricted Warrant. In lieu of fractional shares, the Company will, at its election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation

A holder will not have the right to exercise any portion of the Restricted Warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Restricted Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Transferability

Subject to applicable laws, the Restricted Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the Restricted Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Restricted Warrants and generally including any merger or consolidation, or the sale, lease, license, assignment, transfer, or other conveyance or disposition of all or substantially all of our assets, or any purchase offer, tender offer or exchange offer whereby holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by holders of 50% or more of our outstanding common stock or voting power, or any reclassification, reorganization, recapitalization, spin-off, merger or other other business combination whereby any person or group acquires 50% or more of our outstanding common stock or voting power, then holders of the Restricted Warrants will be entitled to receive upon any subsequent exercise of the Restricted Warrants, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the Company or any successor entity shall, at the holder’s option, purchase the Restricted Warrant by paying to the holder the amount of cash equal to the Black Scholes Value (as defined in the Restricted Warrant) of the remaining unexercised portion of the Restricted Warrant on the date of the consummation of such fundamental transaction; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board of Directors, the holder shall only be entitled to receive from the Company or any successor the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Restricted Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of our common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction; provided, further, that if holders of our common stock are not offered or paid any consideration in such fundamental transaction, such holders of our common stock will be deemed to have received common stock of the successor in such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the Restricted Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Restricted Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Restricted Warrant.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus supplement will be passed upon by Holland & Knight LLP. The Placement Agent is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements of Clene Inc. as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered pursuant to this prospectus supplement. This prospectus supplement is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. For further information with respect to us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

In addition, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including our SEC filings, located at https://www.sec.gov. We also maintain a website at https://clene.com. The information contained in or accessible from our website is not incorporated into this prospectus supplement, and you should not consider it part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 13, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024, and the quarter ended June 30, 2024, filed with the SEC on August 7, 2024;

●

our Current Reports on Form 8-K filed with the SEC on January 8, 2024 (with respect to Item 8.01 only), January 31, 2024, February 22, 2024 (with respect to Item 8.01 only), February 29, 2024 (with respect to Item 8.01 only), April 9, 2024, April 16, 2024 (with respect to Item 8.01 only), April 26, 2024, May 30, 2024, June 18, 2024 (with respect to Item 8.01 only), July 9, 2024 (with respect to Item 3.03 and Item 5.03 only), July 11, 2024, July 26, 2024, August 6, 2024 (with respect to Item 8.01 only), September 16, 2024, and September 30, 2024;

●

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2024; and

●

the description of our common stock contained in the registration statement on Form 8-A, dated December 30, 2020, filed pursuant to Section 12(b) of the Exchange Act, as amended by Amendment No. 1 to Form 8-A, dated February 9, 2021.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and other documents.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You may request a copy of any documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, at no cost, by writing or telephoning us at:

Clene Inc.

Attention: Investor Relations

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Telephone: (801) 676-9695

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

PROSPECTUS

$175,000,000

Clene Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell up to $175,000,000 aggregate dollar amount of our common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that will be determined at the time of the offering and which will be set forth in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

Our common stock and Public Warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “CLNN” and “CLNNW,” respectively. On April 11, 2022, the last reported sale price of our common stock and Public Warrants on Nasdaq was $3.16 and $0.32, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” section beginning on page 7.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements and may elect to do so in future filings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, and/or units, either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $175,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement may also add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the Registration Statement, together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information,” and together with the information incorporated by reference as described in the section of this prospectus entitled “Information Incorporated By Reference.”

You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or any applicable prospectus supplement or post-effective amendment to the Registration Statement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside of the United States.

We urge you to read carefully this prospectus, before deciding whether to invest in the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the future financial performance of the Company;

●	the clinical results of our drug candidates;

●	the likelihood of commercial success for our drug candidates;

●	our plans and strategy to obtain and maintain regulatory approvals of our drug candidates;

●	the size and growth potential of the markets for our drug candidates, and our ability to serve those markets, either alone or in combination with others;

●	changes in the market for our drug candidates;

●	expansion plans and opportunities; and

●	other factors detailed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

These forward-looking statements represent our views as of the date of this prospectus and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our substantial dependence on the successful commercialization of our drug candidates, if approved, in the future;

●	our inability to maintain the listing of our common stock on Nasdaq;

●	our significant net losses and net operating cash outflows;

●	our ability to demonstrate the efficacy and safety of our drug candidates;

●	the clinical results for our drug candidates, which may not support further development or marketing approval;

●	actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval;

●	our ability to achieve commercial success for our drug candidates, if approved;

●	our ability to obtain and maintain protection of intellectual property for our technology and drugs;

●	our reliance on third parties to conduct drug development, manufacturing and other services;

●	our limited operating history and our ability to obtain additional funding for operations and to complete the licensing or development and commercialization of our drug candidates;

●	the impact of the COVID-19 pandemic on our clinical development, commercial and other operations;

●	changes in applicable laws or regulations;

●	the effects of inflation;

●	the effects of staffing and materials shortages;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements.

MARKET AND INDUSTRY DATA

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys, and studies by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus and the information incorporated herein by reference. Unless the context otherwise requires, references to “we,” “us,” “our,” “the Company,” “Clene” and similar designations are intended to mean the business and operations of Clene Inc. and its consolidated subsidiaries.

Overview

We are a clinical-stage pharmaceutical company pioneering the discovery, development, and commercialization of novel clean-surfaced nanotechnology (“CSN®”) therapeutics. CSN® therapeutics are comprised of atoms of transition elements that when assembled in nanocrystal form, possess unusually high, unique catalytic activities not present in those same elements in bulk form. These catalytic activities drive, support, and maintain beneficial metabolic and energetic cellular reactions within diseased, stressed, and damaged cells.

Our patent-protected, proprietary position affords us the potential to develop a broad and deep pipeline of novel CSN® therapeutics to address a range of diseases with high impact on human health. We began in 2013 by innovating an electro-crystal-chemistry drug development platform that draws from advances in nanotechnology, plasma and quantum physics, material science, and biochemistry. Our platform process results in nanocrystals with faceted surfaces that are free of the chemical surface modifications that accompany other production methods. Many traditional methods of nanoparticle synthesis involve the unavoidable deposition of potentially toxic organic residues and stabilizing surfactants on the particle surfaces. Synthesizing stable nanocrystals that are both nontoxic and highly catalytic has overcome this significant hurdle in harnessing transition metal catalytic activity for therapeutic use.

Our clean-surfaced nanocrystals exhibit catalytic activities many-fold higher than other commercially available nanoparticles, produced using various techniques, that we have comparatively evaluated. We have multiple drug assets currently in development for applications in neurology, infectious disease, and oncology. Our efforts are currently focused on addressing the high unmet medical needs in two areas: first, those related to central nervous system disorders including Amyotrophic Lateral Sclerosis (“ALS”), Multiple Sclerosis (“MS”), and Parkinson’s Disease (“PD”); and second, those related to COVID-19, a highly infectious viral respiratory disease with serious and sometimes fatal co-morbidities.

Clinical Development Pipeline

CNM-Au8®: We have one Phase 2/3 registrational clinical trial, the Healey ALS Platform Trial, which is currently ongoing to establish the safety and efficacy of CNM-Au8® in patients with ALS. We completed RESCUE-ALS, a Phase 2 proof of concept clinical trial to evaluate the efficacy, safety, pharmacokinetics, and pharmacodynamics of CNM-Au8® in patients with early symptomatic ALS. We also completed REPAIR-PD and the first dosing cohort of REPAIR-MS, two open-label, investigator blinded Phase 2 clinical trials which demonstrated target engagement of CNM-Au8® on the brain’s energy metabolites. REPAIR-MS will continue with the initiation of a second dosing cohort. In addition, we have a Phase 2 clinical trial, VISIONARY-MS, for the treatment of visual pathway deficits in chronic optic neuropathy to assess the efficacy, safety, tolerability, and pharmacokinetics of CNM-Au8® for remyelination in stable relapsing MS. We support two Expanded Access Programs (“EAPs”) for patients with ALS. The initial EAP was launched in partnership with the Sean M. Healey & AMG Center (“Healey Center”) for ALS at Massachusetts General Hospital in September 2019, which is closed to new enrollment, but remains ongoing for current participants. A second EAP was implemented in conjunction with the Healey ALS Platform Trial at three participating clinical sites. Finally, we anticipate launching RESCUE-PD, a Phase 2 clinical trial for the treatment of patients with PD, in mid-2022.

CNM-ZnAg: We have one Phase 2 clinical trial presently underway to establish the efficacy and safety of ZnAg liquid solution for the treatment of COVID-19.

The chart below reflects the respective stages of our main drug candidates.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible for and may take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements, and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering of Tottenham Acquisition I Limited, a British Virgin Islands exempted company and our predecessor (“Tottenham”), (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the shares of our common stock held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

In addition, we are also a “smaller reporting company” because the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million as of June 30, 2021 and our annual revenue was less than $100 million during the fiscal year ended December 31, 2021. We may continue to be a smaller reporting company after this offering in any given year if either (i) the market value of our stock held by non-affiliates is less than $250 million as of June 30 in the most recently completed fiscal year or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of June 30 in the most recently completed fiscal year. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

For risks related to our status as an emerging growth company and a smaller reporting company, see the disclosure in “Risk Factors.”

Corporate History and Information

Clene Nanomedicine, Inc. was incorporated in the state of Delaware in December 2012. On December 30, 2020 (the “Closing Date”), we consummated the previously announced business combination (referred to as the “Reverse Recapitalization”) pursuant to a merger agreement, dated as of September 1, 2020 (the “Merger Agreement”), by and among the Company (which was at such time doing business as Clene Nanomedicine, Inc.), Tottenham, Chelsea Worldwide Inc., a Delaware corporation and wholly owned subsidiary of Tottenham (“PubCo”), Creative Worldwide Inc., a Delaware corporation and wholly owned subsidiary of PubCo (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company as the representative of the Company’s shareholders. Prior to the Reincorporation Merger discussed below, Tottenham was a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

The Reverse Recapitalization was effected in two steps: (i) Tottenham was reincorporated to the state of Delaware by merging with and into PubCo (the “Reincorporation Merger”); and (ii) promptly following the Reincorporation Merger, Merger Sub was merged with and into Clene Nanomedicine, Inc. (“Clene Nanomedicine”), resulting in Clene Nanomedicine being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). On the Closing Date, PubCo changed its name from Chelsea Worldwide Inc. to Clene Inc. and listed its shares of common stock, par value $0.0001 per share (“common stock”) on Nasdaq under the symbol “CLNN.” The aggregate consideration for the Acquisition Merger was $543.4 million, paid in the form of 54,339,012 newly issued shares of common stock valued at $10.00 per share.

The mailing address for our principal executive office is 6550 South Millrock Drive, Suite G50, Salt Lake City, Utah 84121, and our telephone number is (801) 676-9695. Our website address is https://clene.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Under this prospectus, we may offer and sell to the public in one or more series or issuances of common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities with an aggregate offering price not to exceed $175,000,000.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, together with the information contained in this prospectus and any other information that has been or will be incorporated herein by reference. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our common stock could decline, and you could lose part or all of your investment. The risk factors are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for expenses primarily related to general corporate purposes, including to fund the clinical development and commercialization of our drug candidates; to in-license, acquire or invest in new businesses, technology or assets (although we have no such agreements, commitments or understandings with respect to any such in-license or acquisition as of the date of this prospectus); for additional early-stage research and development activities; and for business development activities, working capital, and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

The expected use of net proceeds represents our intentions based upon our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds. Due to uncertainties inherent in the drug development process, it is difficult to estimate the exact amounts of the net proceeds that will be used for any particular purpose. We may use our existing cash and the future payments, if any, generated from any future collaboration agreements to fund our operations, either of which may alter the amount of net proceeds used for a particular purpose. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of clinical trials, and the timing of regulatory submissions. Accordingly, we will have broad discretion in using these net proceeds.

We intend to invest the net proceeds we receive that are not used as described above in a variety of capital preservation investments, including investment-grade, interest-bearing instruments and certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, any future related prospectus supplement and certificates of designation relating to the securities, as applicable, our amended and restated certificate of incorporation (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws”) and the other documents we refer to for a more complete understanding of our capital stock. Copies of our certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

General

We are governed by the certificate of incorporation, as amended and restated from time to time, and the Delaware General Corporation Law (“DGCL”), and the common law of the state of Delaware. The following summary of certain provisions of our securities does not purport to be complete and is subject to our amended and restated certificate of incorporation, our amended and restated bylaws and the provisions of the DGCL. Copies of our amended and restated certificate of incorporation or our amended and restated bylaws are attached to this prospectus as Exhibits 3.1 and 3.2, respectively.

Our amended and restated certificate of incorporation authorizes a total number of shares of all classes of stock of 151,000,000 shares, consisting of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share, and (ii) 150,000,000 shares of common stock, par value $0.0001 per share.

As of April 11, 2022, there were 63,246,545 issued and outstanding shares of our common stock held by 77 stockholders of record.

Common Stock

Our common stock is listed on Nasdaq under the symbol “CLNN.” The holders of our common stock are entitled to one vote for each share held on all matters to be voted on by shareholders and do not have cumulative voting rights. The holders of our common stock are entitled to receive dividends, if and when declared by our Board of Directors (“Board”) out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over our common stock. Holders of our common stock have no preemptive or other subscription rights. Our Board is classified.

Preferred Stock

Our preferred stock is currently undesignated and no shares of preferred stock are outstanding. The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of common stock, restricting dividends on our capital stock, diluting the voting power of the common stock, impairing the liquidation rights of our capital stock or delaying or preventing a change in control of us. There is no restriction on the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments.

Warrants

As of April 11, 2022, we had warrants outstanding that were exercisable into a total of 4,477,045 shares of common stock, as outlined below.

Public Warrants

The Public Warrants originally issued by Tottenham are listed on Nasdaq under the symbol “CLNNW.” Each Public Warrant entitles the holder thereof to purchase one-half (1/2) of one share of our common stock at a price of $11.50 per full share. We will not issue fractional shares. As a result, a Public Warrant holder must exercise warrants in multiples of two, at a price of $11.50 per full share, subject to adjustment, to validly exercise the warrants. The Public Warrants became exercisable upon the completion of the Reverse Recapitalization and will expire on December 30, 2025. As of April 11, 2022, we had 4,815,000 Public Warrants outstanding exercisable into 2,407,500 shares of common stock. The Public Warrants are currently exercisable.

We may redeem the outstanding Public Warrants (excluding the private warrants that are part of the private units), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable;

●	upon a minimum of 30 days’ prior written notice of redemption;

●

if, and only if, the last sales price of our common stock equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption; and

●

if, and only if, (i) there is a current registration statement in effect with respect to our common stock underlying the warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption or (ii) the warrants may be exercised on cashless basis as set forth in the Warrant Agreement and such cashless exercise is exempt from registration under the Securities Act.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit our ability to complete the redemption.

If we call the Public Warrants for redemption as described above, our management will have the option to require all warrant holders that wish to exercise the warrants to do so on a “cashless” basis. In such event, each warrant holder would pay the exercise price by surrendering the whole warrant for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of our common stock underlying the warrants, multiplied by the difference between the exercise price of our warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether we will exercise the option to require all warrant holders to exercise their warrants on a “cashless basis” will depend on a variety of factors, including the price of our common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

Founder Warrants

Prior to the Reverse Recapitalization, in April 2013, we issued Series A preferred stock warrants in connection with certain note purchase agreements. The warrants expire 10 years from issuance and became exercisable upon completion of a previous equity financing of Clene Nanomedicine. At the close of the Reverse Recapitalization and as of April 11, 2022, these warrants are exercisable and entitle the holder thereof to purchase one share of our common stock at a fixed exercise price of $1.97 into 1,608,670 aggregate shares of common stock.

Prior to the Reverse Recapitalization, in April 2013, Clene Nanomedicine issued warrants to purchase units of its most senior equity equal to 0.25% of the company’s fully diluted equity at the time of exercise in connection with certain note purchase agreements. The warrants expire 10 years from issuance and became exercisable upon issuance. At the close of the Reverse Recapitalization and as of April 11, 2022, these warrants are exercisable and entitle the holder thereof to purchase one share of our common stock at a fixed exercise price of $1.97 into 320,441 aggregate shares of our common stock.

Option Warrants

In July 2021, Chardan exercised the Chardan Unit Purchase Option originally issued in connection with Tottenham’s initial public offering in August 2018 for 220,000 units, each unit consisting of one and one-tenth shares of common stock and one warrant to purchase one-half of one share of common stock at an exercise price of $11.50 per share. Chardan elected to perform a cashless or net exercise, which resulted in a net issuance of 49,166 Option Warrants to purchase one-half of one share of common stock. The Option Warrants became exercisable upon issuance and are subject to the same expiration and redemption terms as the Public Warrants. As of April 11, 2022, the Option Warrants are exercisable into 24,583 shares of common stock at a fixed exercise price of $11.50 per share.

Avenue Warrant

In May 2021, we issued the a warrant to purchase shares of our common stock in connection with a loan agreement by and among the Company and our wholly owned subsidiary, Clene Nanomedicine, and Avenue Venture Opportunities Fund, L.P. (“Avenue”), a Delaware limited partnership within the Avenue Capital Group, and its affiliates. The exercise price per share of the warrant is $8.63. The warrant became exercisable upon issuance and expires on May 21, 2026. As of April 11, 2022, the warrant is exercisable into 115,851 shares of common stock.

Stock Options

As of December 31, 2021, we had outstanding options to purchase an aggregate of 10,395,027 shares, with a weighted average exercise price of $3.35 per share. Subsequent to December 31, 2021, we granted 2,492,515 shares issuable upon exercise of stock options, with a weighted average exercise price of $3.03 per share.

Restricted Stock Awards

As of December 31, 2021, we had 916,603 outstanding and unvested rights to restricted stock awards, which were subject to time- and market-based vesting conditions.

Contingent Earn-Outs

As of December 31, 2021, we had outstanding and unvested earn-outs to issue an aggregate of 6,592,334 shares, which were subject to market- and performance-based vesting conditions.

Convertible Notes Payable

As of December 31, 2021, we had outstanding convertible notes payable under the Loan Agreement with Avenue, which was convertible into 482,703 shares of common stock at the discretion, but not the obligation, of Avenue at any time from May 21, 2022 through May 21, 2024.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancement by us of certain expenses and costs relating to claims, suits or proceedings arising from service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Dividends

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our shareholders in the foreseeable future. Our ability to declare dividends is limited by the terms of financing or other agreements that we have entered into. Future debt or other financing arrangements also may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our Board and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our Board may deem relevant.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement will describe the specific terms of any debt securities offered through that prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control. Unless the context requires otherwise, whenever we refer to the “indentures,” we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

●	the maturity date;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries, if any at such time, to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders or affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material U.S. federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the Debt Security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities, in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We plan to evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the periods during which, and places at which, the warrants are exercisable;

●	the manner of exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	if applicable, a discussion of certain material U.S. federal income tax considerations of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

General

We may issue units comprised of common stock, preferred stock, debt securities and warrants to purchase common stock, preferred stock or debt securities in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable U.S. federal income tax considerations relating to the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements. We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at the market offerings,” negotiated transactions, block trades, or a combination of these methods or any other method permitted pursuant to applicable law. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers or agents, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment or other options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

At-the-Market Offerings

If we reach an agreement with an underwriter on a placement, including the number of shares of stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our stock, the amounts underwritten, and the nature of its obligations to take our stock will be described in the applicable prospectus supplement.

Underwriters and Agents

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We may also designate agents to solicit offers to purchase the securities from time to time and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered pursuant to this prospectus will be passed upon by Holland & Knight LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Clene Inc. as of and for the year ended December 31, 2021 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in auditing and accounting.

The financial statements as of December 31, 2020 and for the year ended December 31, 2020 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to the Company’s requirement for additional financing or a collaboration agreement to fund planned future operations as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered pursuant to this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including our SEC filings, located at http://www.sec.gov. We also maintain a website at https://clene.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 18, 2022, February 2, 2022, and April 14, 2022;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2022; and

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the description of our common stock contained in the registration statement on Form 8-A, dated December 30, 2020, filed pursuant to Section 12(b) of the Exchange Act, as amended by Amendment No. 1 to Form 8-A, dated February 9, 2021.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such reports and other documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and other documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of any documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at:

Clene Inc.

Attention: Investor Relations

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Telephone: 801-676-9695

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

Clene Inc.

725,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 17,626 Shares of Common Stock

PROSPECTUS SUPPLEMENT

September 30, 2024

Canaccord Genuity